UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported):   September 2, 1997

                            (August 19, 1997)


Commission File Number                        0-11176

                              NTS-PROPERTIES III
            (Exact name of registrant as specified in its charter)

          Georgia                                   61-1017240
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

   10172 Linn Station Road
   Louisville, Kentucky                                 40223
(Address of principal executive                      (Zip Code)
offices)

Registrant's telephone number,
including area code                                (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report




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Item 5.      Other Items
             -----------
             As was previously discussed in the June 30, 1997 Form 10-Q filed with the Commission on August 13, 1997, the lease for Aetna Life Insurance Company ("Aetna"), the largest tenant at Plainview Triad North, occupying nearly 65% of the building, was extended during the second quarter of 1997 from August 1997 to August 1998. Aetna accounts for nearly 21% of the NTS-Properties III total revenue. At the time the lease was extended, it was the judgment of the General Partner of the Partnership, considering the publicity about Aetna's downsizing, that the one year extension would be all that could be anticipated.

             Subsequent to the August filing, the Partnership received notice that Aetna will vacate the property by the end of the extened lease term. As a result of Aetna's decision, there will likely be a protracted period for the property to become fully leased again and substantial funds will likely be needed for leasing expenses especially those needed to refinish space for new tenants. At this time, the amount of such expenses are unknown. The Partnership is actively seeking new tenants for this space.

                                      -1-

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NTS-PROPERTIES III
                                        (Registrant)

                                   BY:    NTS-Properties Associates
                                          BY:   NTS Capital Corporation,
                                                General Partner


                                                /s/ John W. Hampton
                                                John W. Hampton
                                                Senior Vice President-Finance



Date:     September 2, 1997




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